UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 8, 2010, two subsidiaries of MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. (“Supply Co.”) and MWI Supply (UK Acquisition) Limited (the “Buyer”)  entered into an Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of Centaur Services Limited (the “Share Purchase Agreement”)  with AHN (UK) Holdings Limited and AHN International, LLC in which the Buyer purchased all of the outstanding share capital of Centaur Services Limited, a company registered in England (“Centaur”) for a purchase price of $47 million, consisting of $45 million in cash and a $2 million note payable by Supply Co. due in one year.  The purchase price is subject to a post-closing working capital and debt adjustment.  The cash portion of the purchase price was funded with borrowings by Supply Co. under its Credit Agreement (as defined below) with Bank of America, N.A. and Wells Fargo Bank, N.A.

Also on February 8, 2010, Supply Co. as borrower, entered into a First Amendment to Credit Agreement (the “First Amendment”) with MWI Veterinary Supply, Inc. and Memorial Pet Care, Inc., as guarantors,,and Bank of America, N.A. and Wells Fargo Bank, N.A., (collectively, the “lenders”) amending the Credit Agreement dated December 13, 2006 among Supply Co., MWI Veterinary Supply, Inc., Memorial Pet Care, Inc. and the lenders a party thereto (the “Credit Agreement”).  The First Amendment increased the aggregate revolving commitment of the lenders under the Credit Agreement from $70 million to $100 million.  The First Amendment also extended the maturity date of the loans under the Credit Agreement from December 1, 2011 to March 1, 2013.  The variable interest rate is now equal to the Daily LIBOR Floating Rate or the LIBOR 1-month fixed rate (at Supply Co.’s option) plus a margin ranging from 1.75% to 2.50%, which was previously 0.7% to 1.25% under the Credit Agreement prior to the First Amendment.

The foregoing descriptions of the Share Purchase Agreement and First Amendment do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the complete text of the Share Purchase Agreement and First Amendment, which are incorporated herein by reference as Exhibit 2.1 and Exhibit 10.1 to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in the first paragraph of Item 1.01 above is hereby incorporated by reference into Item 2.01 of this current report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the second paragraph of Item 1.01 above is hereby incorporated by reference into Item 2.03 of this current report on Form 8-K.

Item 7.01.  Regulation FD Disclosure

MWI Veterinary Supply, Inc. issued a press release announcing the acquisition of Centaur and updated its annual revenue guidance as a result of this transaction.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits

2.1

Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of Centaur Services Limited dated February 8, 2010 by and among MWI Veterinary Supply Co., MWI Supply (UK Acquisition) Limited, AHN (UK) Holdings Limited and AHN International, LLC.

10.1	First Amendment to Credit Agreement dated February 8, 2010 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co., Memorial Pet Care, Inc., Bank of America, N.A and Wells Fargo Bank, N.A.

99.1	MWI Veterinary Supply, Inc. press release dated February 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: February 12, 2010	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Executive Officer